EX-23.1

                              WHEELER, WASOFF, P.C.
                                 1601 Blake St.
                                Denver, CO 80202
                           Telephone: (303) 572-8900
                              Fax: (303) 572-8927


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: ATNG, Inc.
    Commission File # 000-28519

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of ATNG, Inc. dated May 1, 2003.





                                        /s/ Wheeler, Wasoff, P.C.
                                        -----------------------------------
                                        Wheeler, Wasoff, P.C.
Denver, CO
May 1, 2003